Exhibit 99.2

TABLE OF CONTENTS

Company Information	3

Forward-Looking Statements	4

Earnings Release Text	5

Financial & Operating Highlights	11

Balance Sheets	12

Statements of Operations, FFO & CORE FFO
Trailing 5 Quarters	13
Three and Twelve Months Ended December 31, 2018 and 2017	14

Adjusted EBITDA Reconciliations and Coverage Ratio
Trailing 5 Quarters	15
Three and Twelve Months Ended December 31, 2018 and 2017	15

Same-Store Portfolio Net Operating Income
Trailing 5 Quarters	16
Three and Twelve Months Ended December 31, 2018 and 2017	17

Net Operating Income Bridge	18

Capital Recycling Activity	19

Value Add Summary	20

Property Summary	21

NOI Exposure by Market	22

Debt Summary	23

Definitions	24

Independence Realty Trust

December 31, 2018

Company Information:

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that currently owns and operates 58 multifamily apartment properties, totaling 15,880 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Corporate Headquarters	Two Liberty Place
50 S. 16th Street, Suite 3575
Philadelphia, PA 19102
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Tarola
212-277-4322
IRT@edelman.com

 Forward-Looking Statements

This supplemental information contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2019 EPS, CFFO and same store NOI growth guidance; delays in completing, and cost overruns incurred in connection with, the value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; failure to complete planned sales on expected terms or at all; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces Fourth Quarter and Full Year 2018 Financial Results

Introduces 2019 Full Year Guidance Metrics

PHILADELPHIA – (BUSINESS WIRE) – February 21, 2019 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its fourth quarter and full year 2018 financial results.

Fourth Quarter Highlights

•	Net income allocable to common shares of $14.6 million for the quarter ended December 31, 2018 as compared to $6.3 million for the quarter ended December 31, 2017.

•	Earnings per diluted share of $0.16 for the quarter ended December 31, 2018 as compared to $0.08 for the quarter ended December 31, 2017.

•

Core Funds from Operations (“CFFO”) of $16.6 million for the quarter ended December 31, 2018 as compared to $15.3 million for the quarter ended December 31, 2017. CFFO per share was $0.19 for the fourth quarter of 2018 as compared to $0.18 for the fourth quarter of 2017.

•	Adjusted EBITDA of $25.7 million for the quarter ended December 31, 2018 as compared to $21.7 million for the quarter ended December 31, 2017.

Full Year Highlights:

•	Since the inception of our value add program, IRT has completed renovations in 1,232 units, achieving a weighted average return on investment of 18.4% on interior renovations.

•	Net income allocable to common shares of $26.3 million for the twelve months ended December 31, 2018 as compared to $30.2 million for the twelve months ended December 31, 2017.

•	Earnings per diluted share of $0.30 for the twelve months ended December 31, 2018 as compared to $0.41 for the twelve months ended December 31, 2017.

•

Core Funds from Operations (“CFFO”) of $65.1 million for the twelve months ended December 31, 2018 as compared to $55.7 million for the twelve months ended December 31, 2017. CFFO per share was $0.74 for the full year 2018 as compared to $0.73 for the full year 2017.

•	Adjusted EBITDA of $97.1 million for the twelve months ended December 31, 2018 as compared to $81.0 million for the twelve months ended December 31, 2017.

Included later in this press release are definitions of CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

Management Commentary:

“IRT’s 2018 performance highlights our focus on providing strong, consistent results at the property level while investing in long-term growth through portfolio enhancements.,” said Scott Schaeffer, IRT’s Chairman and CEO. “We are executing on our value add program which is designed to increase rents while lowering operating costs resulting in expanded operating margins, as highlighted by the 3.9% same store NOI growth achieved in the fourth quarter. During 2018 we continued to demonstrate our ability to identify high-quality, middle market communities in core markets like Columbus and Tampa, while exiting markets where we do not see favorable, long-term fundamentals.  We also strengthened the balance sheet with a new $200 million term loan, extending our maturities by over 2 years and reducing our interest cost by 15 basis points.  As we look to 2019, we are encouraged by the positive macro outlook for multifamily communities, and are dedicated to driving strong NOI growth through our value add program. We are confident that our strategies and execution puts us on the right path to achieve our long-term objectives.”

Same Store Property Operating Results

	Fourth Quarter 2018 Compared to Fourth Quarter 2017(1)	Twelve Months Ended 12/31/18 Compared to Twelve Months Ended 12/31/17(1)
Rental income	1.6% increase	1.7% increase
Total revenues	1.7% increase	2.0% increase
Property level operating expenses	1.5% decrease	1.1% increase
Net operating income (“NOI”)	3.9% increase	2.6% increase
Portfolio average occupancy	170 bps decrease to 93.1%	60 bps decrease to 94.1%
Portfolio average rental rate	3.3% increase to $1,049	2.4% increase to $1,033
NOI Margin	130 bps increase to 61.7%	30 bps increase to 60.1%

(1)	Same store portfolio for the three and twelve months ended December 31, 2018 includes 37 properties, which represent 10,329 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude seven communities that are both part of our same store portfolio and part of our Value Add program for the three and twelve months ended December 31, 2018.

	Fourth Quarter 2018 Compared to Fourth Quarter 2017(1)	Twelve Months Ended 12/31/18 Compared to Twelve Months Ended 12/31/17(1)
Rental income	2.2% increase	2.1% increase
Total revenues	2.5% increase	2.5% increase
Property level operating expenses	0.9% increase	2.4% increase
Net operating income (“NOI”)	3.5% increase	2.6% increase
Portfolio average occupancy	50 bps decrease to 94.3%	30 bps increase to 95.0%
Portfolio average rental rate	2.8% increase to $1,045	1.9% increase to $1,032
NOI Margin	50 bps increase to 61.3%	10 bps increase to 60.0%

(1)	Same store portfolio, excluding value add, for the three and twelve months ended December 31, 2018 includes 30 properties, which represent 7,976 units.

Capital Recycling

As previously announced, IRT commenced a capital recycling initiative in the third quarter of 2018 aimed to dispose of assets in markets that lack desirable long-term fundamentals in order to invest in attractive non-gateway markets to gain scale. As part of this capital recycling initiative, IRT identified four acquisitions in target markets as well as five properties in its portfolio that it identified as held for sale. IRT completed the acquisition of the fourth target community during the quarter, and completed the disposition of two communities held for sale in the quarter.

Acquisitions completed in the fourth quarter:

•

On October 11, 2018, IRT completed the acquisition of a 260-unit community located in McDonough, GA for a purchase price of $30.5 million. IRT assumed $15.5 million of property level debt in connection with this acquisition. As of December 31, 2018, the community was 96.9% occupied with average rent per unit of $981. IRT closed this acquisition using proceeds from its line of credit in advance of completing sales associated with the capital recycling initiative.

•

On November 7, 2018, IRT completed the acquisition of a 276-unit community located in Brandon, FL for a purchase price of $47.0 million. As of December 31, 2018, the community was 96.4% occupied with average rent per unit of $1,145. IRT closed this acquisition using proceeds from its line of credit in advance of completing sales associated with the capital recycling initiative.

Dispositions completed in the fourth quarter:

•	On December 20, 2018, IRT completed the disposition of a 346-unit community located in Greenville, SC for $52.5 million, which was previously identified as held for sale.

•	On December 27, 2018, IRT completed the disposition of a 170-unit community located in Ridgeland, MS for $24.8 million, which was previously identified as held for sale.

Term Loan Agreement

As previously announced, on October 30, 2018 IRT entered into a five-year, $200 million unsecured term loan that will mature in January 2024. The proceeds were used to paydown borrowings outstanding under the revolving portion of IRT’s $300 million unsecured credit facility. The term loan bears interest at a spread over LIBOR based on IRT’s overall leverage. At closing, the spread to LIBOR was 145 basis points. To continue IRT’s practice of reducing exposure to floating interest rates, IRT purchased an interest rate collar that caps LIBOR at 2.50%, subject to a floor on LIBOR of 2.25%, during the five-year term.

At-the-Market Offering

During the fourth quarter of 2018, IRT issued 273,000 shares of common stock under IRT’s at-the-market sales program at a weighted average per share price of $10.35, yielding net proceeds of approximately $2.8 million.

Capital Expenditures

For the three months ended December 31, 2018, recurring capital expenditures for the total portfolio were $1.9 million, or $120 per unit. For the twelve months ended December 31, 2018, recurring capital expenditures for the total portfolio were $7.3 million, or $463 per unit.

Value Add Update

Value add initiatives, comprised of renovations and upgrades at selected communities to drive increased rental rates, remain a core component of IRT’s growth strategy for the fourth quarter of 2018 and beyond. IRT currently executing on two phases of value add projects covering 4,314 units across 14 communities. Seven of these 14 communities are part of the same store portfolio in 2018. These value-add initiatives have an estimated total investment of approximately $50.0 million and are expected to unlock an additional $8.0 to $9.0 million in NOI once all of the renovations are completed.

During the fourth quarter of 2018, IRT continued to execute on its value add program completing 385 units, which brings the total units completed to 1,232 units, or 29% of the Phase 1 and 2 value add program. The remaining value add projects, covering 3,082 units, are expected to be completed in 2019 and through the beginning of 2020. To-date, 90% of the completed units have been leased with a rental premium of $156 per unit per month, generating an 18.4% return on interior renovations. In addition to interior unit renovations, we are also improving many of the common area amenities at these value add communities as we position them to compete with Class A properties in their markets, but at a much lower price point.  See the “Value Add Summary” within our Supplemental Information for additional detail.

Distributions

On December 13, 2018, IRT’s Board of Directors declared a quarterly cash dividend for the fourth quarter of 2018 of $0.18 per share of IRT common stock, payable on January 24, 2019 to stockholders of record on December 27, 2018.

2019 EPS and CFFO Guidance

IRT is announcing 2019 full year guidance. EPS per diluted share is projected to be in a range of $0.76 to $0.80. CFFO per diluted share, a non-GAAP financial measure, is projected to be in the range of $0.74 to $0.78. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share, is included below. Also, included below are the primary assumptions underlying these estimates. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2019 Full Year EPS and CFFO Guidance (1)(2)	Low	High
Earnings per share	$0.76	$0.80
Adjustments:
Depreciation and amortization	0.43	0.47
Gains on sale of assets	(0.51)	(0.55)
Share base compensation	0.04	0.04
Amortization of deferred financing fees	0.02	0.02
CORE FFO per share allocated to common shareholders	$0.74	$0.78

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2019 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the following key assumptions for our 2019 performance.

(2)	Per share guidance is based on weighted average shares and units outstanding of 90.2 million.

Same Store Communities	2019 Outlook
Number of properties/units	50 properties / 13,697 units
Property revenue growth	4.0% to 6.0%
Controllable property operating expense growth	2.5% to 3.5%
Real estate tax and insurance expense increase (1)	6.0% to 12.0%
Total real estate operating expense growth	4.0% to 6.0%
Property NOI growth	3.5% to 5.5%

Corporate Expenses
General and administrative expenses (excluding stock based compensation)	$9.0 to $10.0 million

Transaction/Investment Volume
Acquisition volume (2)	$30.0 to $110.0 million
Disposition volume (3)	$100.0 to $180.0 million

Capital Expenditures
Recurring	$8.0 to $9.0 million
Value add & non-recurring	$30.0 to $38.0 million

(1)

In 2019, we are expecting increases in real estate tax expense in several of our recently acquired communities that are new to our same store portfolio. Our underwriting contemplates tax increases due to re-assessments, however, the ultimate timing is difficult to predict.

(2)	Acquisition volume includes the completion of acquisitions from the 2018 capital recycling program ($30.0 million) and potential capital recycling acquisitions in 2019.
(3)	Dispositions include the completion of dispositions from the 2018 capital recycling program ($100.0 million) and potential capital recycling dispositions in 2019.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this earnings release: FFO, CFFO, Adjusted EBITDA and NOI.  Included at the end of this release is a reconciliation of IRT’s reported net income to its FFO and CFFO, a reconciliation of IRT’s same store NOI to its reported net income, a reconciliation of IRT’s Adjusted EBITDA to net income, and management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 10:00 AM ET on Thursday, February 21, 2019 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 4378632. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, February 28, 2019 by dialing 1.855.859.2056, access code 4378632.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that currently owns and operates 58 multifamily apartment properties, totaling 15,880 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2019 EPS, CFFO and same store NOI growth guidance; delays in completing, and cost overruns incurred in connection with, the value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; failure to complete planned sales on expected terms or at all; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola

212.277.4322

IRT@edelman.com

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except share and per share data

	As of or For the Three Months Ended
	December 31, 2018			September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017
Selected Financial Information:
Operating Statistics:
Net income allocable to common shares	$14,580			$4,787		$3,509		$3,412		$6,293
Earnings (loss) per share -- diluted	$0.16			$0.05		$0.04		$0.04		$0.08
Total property revenue	$49,718			$48,644		$46,734		$45,616		$42,307
Total property operating expenses	$19,450			$19,792		$18,703		$18,418		$16,610
Net operating income	$30,268			$28,852		$28,031		$27,198		$25,697
NOI margin	60.9%			59.3%		60.0%		59.6%		60.7%
Adjusted EBITDA	$25,653			$24,748		$23,722		$23,012		$21,743
FFO per share -- diluted	$0.16			$0.18		$0.17		$0.17		$0.14
CORE FFO per share -- diluted	$0.19			$0.19		$0.19		$0.18		$0.18
Dividends per share	$0.18			$0.18		$0.18		$0.18		$0.18
CORE FFO payout ratio	94.7%			94.7%		94.7%		100.0%		100.0%
Portfolio Data:
Total gross assets	$1,798,736			$1,782,186		$1,706,465		$1,689,689		$1,551,238
Total number of properties	58			58		56		56		52
Total units	15,880			15,860		15,280		15,280		14,017
Period end occupancy	92.5%			92.3%		93.8%		93.5%		94.0%
Total portfolio average occupancy	92.3%			93.5%		94.1%		93.7%		94.1%
Total portfolio average effective monthly rent, per unit	$1,035			$1,024		$1,009		$1,004		$1,003
Same store period end occupancy (a)	93.2%			93.2%		94.3%		94.2%		95.1%
Same store portfolio average occupancy (a)	93.1%			94.1%		94.8%		94.5%		94.8%
Same store portfolio average effective monthly rent, per unit (a)	$1,049			$1,041		$1,025		$1,018		$1,015
Capitalization:
Total debt	$985,488			$963,238		$911,772		$903,286		$778,442
Common share price, period end	$9.18			$10.53		$10.31		$9.18		$10.09
Market equity capitalization	$826,802			$945,615		$906,696		$806,671		$885,094
Total market capitalization	$1,812,290			$1,908,853		$1,818,468		$1,709,957		$1,663,536
Total debt/total gross assets	54.8%			54.0%		53.4%		53.5%		50.2%
Net debt to adjusted EBITDA	9.5	x	(b)	9.7	x	9.5	x	9.7	x	8.8	x
Interest coverage	2.6	x		2.7	x	2.8	x	2.8	x	3.0	x
Common shares and OP Units:
Shares outstanding	89,184,443			88,920,879		87,044,121		86,973,397		84,708,551
OP units outstanding	881,107			881,107		899,215		899,215		3,011,351
Common shares and OP units outstanding	90,065,550			89,801,986		87,943,336		87,872,612		87,719,902
Weighted average common shares and units	89,532,373			88,585,940		87,543,931		87,466,518		86,646,371

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.
(b)

Net debt to adjusted EBITDA would be 9.2x if adjusted for the timing of acquisitions, the full quarter effect of current value add initiatives, and the completion of the announced 2018 capital recycling activities.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Assets
Investments in real estate at cost	$1,660,423	$1,572,015	$1,496,591	$1,638,544	$1,504,156
Less: accumulated depreciation	(112,270)	(101,589)	(91,426)	(94,001)	(84,097)
Investments in real estate, net	1,548,153	1,470,426	1,405,165	1,544,543	1,420,059
Real estate held for sale	77,285	141,853	141,132	—	—
Cash and cash equivalents	9,316	7,645	10,896	10,399	9,985
Restricted cash	6,729	8,265	7,051	5,645	4,634
Accounts receivable and other assets	8,802	6,924	6,712	5,318	7,556
Derivative assets	8,307	12,440	11,755	10,525	7,291
Intangible assets, net	744	555	406	1,449	1,099
Total assets	$1,659,336	$1,648,108	$1,583,117	$1,577,879	$1,450,624
Liabilities and Equity
Total indebtedness	$985,488	$963,238	$911,772	$903,286	$778,442
Accounts payable and accrued expenses	22,815	28,477	24,173	17,896	17,216
Accrued interest payable	719	540	423	373	249
Dividends payable	16,162	16,113	15,922	15,754	5,245
Other liabilities	4,107	3,697	3,520	3,580	3,353
Total liabilities	1,029,291	1,012,065	955,810	940,889	804,505
Equity
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	892	889	870	868	846
Additional paid in capital	742,429	739,152	719,656	718,260	703,849
Accumulated other comprehensive income (loss)	2,016	9,788	9,103	7,890	4,626
Retained earnings (deficit)	(122,342)	(120,924)	(109,762)	(97,581)	(85,221)
Total shareholders' equity	622,995	628,905	619,867	629,437	624,100
Noncontrolling Interests	7,050	7,138	7,440	7,553	22,019
Total equity	630,045	636,043	627,307	636,990	646,119
Total liabilities and equity	$1,659,336	$1,648,108	$1,583,117	$1,577,879	$1,450,624

STATEMENTS OF OPERATIONS, FFO & CORE FFO

TRAILING 5 QUARTERS

Dollars in thousands, except per share data

	For the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Revenue:
Rental income	$44,562	$43,418	$41,675	$40,858	$38,029
Reimbursement and other property income	5,156	5,226	5,059	4,758	4,278
Total property revenue	49,718	48,644	46,734	45,616	42,307
Property management and other income	91	135	155	139	140
Total revenue	49,809	48,779	46,889	45,755	42,447
Expenses:
Real estate operating expenses	19,450	19,792	18,703	18,418	16,610
Property management expenses	2,027	1,661	1,592	1,683	1,696
General and administrative expenses	2,633	2,578	2,872	2,734	2,398
Acquisition and integration expenses	—	—	—	—	386
Depreciation and amortization expense	11,631	10,783	11,583	11,224	9,912
Casualty related costs	46	—	—	—	—
Total expenses	35,787	34,814	34,750	34,059	31,002
Operating Income (loss)	14,022	13,965	12,139	11,696	11,445
Interest expense	(9,943)	(9,129)	(8,594)	(8,340)	(7,129)
Other income (expense)	—	—	—	144	94
Net gains (losses) on sale of assets	10,650	—	—	—	2,952
Acquisition related debt extinguishment expenses	—	—	—	—	(843)
Net income (loss)	14,729	4,836	3,545	3,500	6,519
(Income) loss allocated to noncontrolling interests	(149)	(49)	(36)	(88)	(226)
Net income (loss) allocable to common shares	$14,580	$4,787	$3,509	$3,412	$6,293
EPS - basic	$0.16	$0.05	$0.04	$0.04	$0.08
Weighted-average shares outstanding - Basic	88,651,266	87,702,078	86,644,716	85,303,010	83,612,566
EPS - diluted	$0.16	$0.05	$0.04	$0.04	$0.08
Weighted-average shares outstanding - Diluted	89,032,952	88,046,311	86,908,978	85,535,089	83,849,367
Funds From Operations (FFO):
Net Income (loss)	$14,729	$4,836	$3,545	$3,500	$6,519
Add-Back (Deduct):
Depreciation	11,577	10,738	11,550	11,201	9,868
Net (gains) losses on sale of assets	(11,561)	—	—	—	(4,455)
FFO	$14,745	$15,574	$15,095	$14,701	$11,932
FFO per share	$0.16	0.18	$0.17	$0.17	$0.14
CORE Funds From Operations (CFFO):
FFO	$14,745	$15,574	$15,095	$14,701	$11,932
Add-Back (Deduct):
Stock compensation expense	558	563	933	470	420
Amortization of deferred financing costs	352	309	325	444	309
Acquisition and integration expenses	—	—	—	—	386
Other depreciation and amortization	54	45	33	23	44
Other expense (income)	—	—	—	(52)	(94)
Debt extinguishment costs included in net gains (losses) on sale of assets	911	—	—	—	1,503
Acquisition related debt extinguishment expenses	—	—	—	—	843

CFFO	$16,620	$16,491	$16,386	$15,586	$15,343
CFFO per share	$0.19	$0.19	$0.19	$0.18	$0.18
Weighted-average shares and units outstanding	89,532,373	88,585,940	87,543,931	87,466,518	86,646,371

STATEMENTS OF OPERATIONS, FFO & CORE FFO

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 and 2017

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Rental income	$44,562	38,029	$170,513	143,473
Reimbursement and other property income	5,156	4,278	20,199	17,024
Total property revenue	49,718	42,307	190,712	160,497
Property management and other income	91	140	520	719
Total revenue	49,809	42,447	191,232	161,216
Expenses:
Real estate operating expenses	19,450	16,610	76,363	64,716
Property management expenses	2,027	1,696	6,963	6,006
General and administrative expenses	2,633	2,398	10,817	9,526
Acquisition and integration expenses	—	386	—	1,342
Depreciation and amortization expense	11,631	9,912	45,221	34,201
Casualty related costs	46	—	46	—
Total expenses	35,787	31,002	139,410	115,791
Operating Income (loss)	14,022	11,445	51,822	45,425
Interest expense	(9,943)	(7,129)	(36,006)	(28,702)
Other income (expense)	—	94	144	89
Net gains (losses) on sale of assets	10,650	2,952	10,650	18,825
Gains(losses) on extinguishment of debt	—	—	—	(572)
Acquisition related debt extinguishment expenses	—	(843)	—	(3,624)
Net income (loss)	14,729	6,519	26,610	31,441
(Income) loss allocated to noncontrolling interests	(149)	(226)	(322)	(1,235)
Net income (loss) available to common shares	$14,580	$6,293	$26,288	$30,206
EPS - basic	$0.16	$0.08	$0.30	$0.41
Weighted-average shares outstanding - Basic	88,651,266	83,612,566	87,086,585	73,338,219
EPS - diluted	$0.16	$0.08	$0.30	$0.41
Weighted-average shares outstanding - Diluted	89,032,952	83,849,367	87,376,991	73,599,869
Funds From Operations (FFO):
Net Income (loss)	$14,729	$6,519	$26,610	$31,441
Adjustments:
Real estate depreciation and amortization	11,577	9,868	45,067	34,097
Net (gains) losses on sale of assets	(11,561)	(4,455)	(11,561)	(23,076)
Funds From Operations	$14,745	$11,932	$60,116	$42,462
FFO per share	$0.16	$0.14	$0.68	$0.56
Core Funds From Operations (CFFO):
Funds From Operations	$14,745	$11,932	$60,116	$42,462
Adjustments:
Stock compensation expense	558	420	2,524	1,967
Amortization of deferred financing costs	352	309	1,430	1,469
Acquisition and integration expenses	—	386	—	1,342
Other depreciation and amortization	54	44	154	104
Other expense (income)	—	(94)	(52)	(94)
(Gains) losses on extinguishment of debt	—	—	—	572
Debt extinguishment costs included in net gains (losses) on sale of assets	911	1,503	911	4,251
Acquisition related debt extinguishment expenses	—	843	—	3,624

CFFO	$16,620	$15,343	$65,083	$55,697
CFFO per share	$0.19	$0.18	$0.74	$0.73
Weighted-average shares and units outstanding	89,532,373	86,646,371	88,289,110	76,291,465

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017
Net income (loss)	$14,729		$4,836		$3,545		$3,500		$6,519
Add-Back (Deduct):
Depreciation and amortization	11,631		10,783		11,583		11,224		9,912
Interest expense	9,943		9,129		8,594		8,340		7,129
Other (income) expense	—		—		—		(52)		(94)
Acquisition and integration expenses	—		—		—		—		386
Net (gains) losses on sale of assets	(10,650)		—		—		—		(2,952)
(Gains) losses on extinguishment of debt	—		—		—		—		—
Acquisition related debt extinguishment expenses	—		—		—		—		843
Adjusted EBITDA	$25,653		$24,748		$23,722		$23,012		$21,743

INTEREST COST:
Interest expense	$9,943		$9,129		$8,594		$8,340		$7,129

INTEREST COVERAGE:	2.6	x	2.7	x	2.8	x	2.8	x	3.0	x

	Three Months Ended				Twelve Months Ended
ADJUSTED EBITDA:	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
Net income (loss)	$14,729		$6,519		$26,610		$31,441
Add-Back (Deduct):
Depreciation and amortization	11,631		9,912		45,221		34,201
Interest expense	9,943		7,129		36,006		28,702
Other (income) expense	—		(94)		(52)		(89)
Acquisition and integration expenses	—		386		—		1,342
Net (gains) losses on sale of assets	(10,650)		(2,952)		(10,650)		(18,825)
(Gains) losses on extinguishment of debt	—		—		—		572
Acquisition related debt extinguishment expenses	—		843		—		3,624
Adjusted EBITDA	$25,653		$21,743		$97,135		$80,968

INTEREST COST:
Interest expense	$9,943		$7,129		$36,006		$28,702

INTEREST COVERAGE:	2.6	x	3.0	x	2.7	x	2.8	x

SAME STORE PORTFOLIO NET OPERATING INCOME

TRAILING 5 QUARTERS

Dollars in thousands, except per unit data

	For the Three-Months Ended (a)
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Revenue:
Rental income	$29,069	$29,136	$28,860	$28,527	$28,612
Reimbursement and other property income	3,423	3,628	3,621	3,503	3,326
Total revenue	32,492	32,764	32,481	32,030	31,938
Operating Expenses:
Real estate taxes	4,145	3,922	3,990	4,039	3,864
Property insurance	624	638	646	713	678
Personnel expenses	3,035	3,249	3,198	3,064	3,008
Utilities	2,041	2,083	1,964	2,107	1,995
Repairs and maintenance	818	1,345	1,274	889	936
Contract services	955	1,004	1,068	997	964
Advertising expenses	290	376	370	381	413
Other expenses	540	748	506	717	784
Total operating expenses	12,448	13,365	13,016	12,907	12,642
Same-store net operating income (a)	$20,044	$19,399	$19,465	$19,123	$19,296
Same-store NOI margin	61.7%	59.2%	59.9%	59.7%	60.4%
Average occupancy	93.1%	94.1%	94.8%	94.5%	94.8%
Average effective monthly rent, per unit	$1,049	$1,041	$1,025	$1,018	$1,015
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$20,044	$19,399	$19,465	$19,123	$19,296
Non same-store net operating income	10,224	9,453	8,566	8,075	6,401
Property management income	91	135	155	139	140
Property management expenses	(2,027)	(1,661)	(1,592)	(1,683)	(1,696)
General and administrative expenses	(2,633)	(2,578)	(2,872)	(2,734)	(2,398)
Acquisition and integration expenses	—	—	—	—	(386)
Depreciation and amortization expense	(11,631)	(10,783)	(11,583)	(11,224)	(9,912)
Casualty related costs	(46)	—	—	—	—
Interest expense	(9,943)	(9,129)	(8,594)	(8,340)	(7,129)
Other income (expense)	—	—	—	144	94
Net gains (losses) on sale of assets	10,650	—	—	—	2,952
Acquisition related debt extinguishment expenses	—	—	—	—	(843)
Net income (loss)	$14,729	$4,836	$3,545	$3,500	$6,519

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.

SAME STORE PORTFOLIO NET OPERATING INCOME

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 and 2017

Dollars in thousands, except per unit data

	Three-Months Ended December 31			Twelve-Months Ended December 31
	2018	2017	% change	2018	2017	% change
Revenue:
Rental income	$29,069	$28,612	1.6%	$115,592	$113,705	1.7%
Reimbursement and other property income	3,423	3,326	2.9%	14,175	13,554	4.6%
Total revenue	32,492	31,938	1.7%	129,767	127,259	2.0%
Operating Expenses:
Real estate taxes	4,145	3,864	7.3%	16,096	15,456	4.1%
Property insurance	624	678	-8.0%	2,621	2,752	-4.8%
Personnel expenses	3,035	3,008	0.9%	12,546	12,282	2.1%
Utilities	2,041	1,995	2.3%	8,195	8,015	2.2%
Repairs and maintenance	818	936	-12.6%	4,326	4,606	-6.1%
Contract services	955	964	-0.9%	4,024	3,890	3.4%
Advertising expenses	290	413	-29.8%	1,417	1,458	-2.8%
Other expenses	540	784	-31.1%	2,511	2,739	-8.3%
Total operating expenses	12,448	12,642	-1.5%	51,736	51,198	1.1%
Same-store net operating income (a)	$20,044	$19,296	3.9%	$78,031	$76,061	2.6%
Same-store NOI margin	61.7%	60.4%	1.3%	60.1%	59.8%	0.3%
Average occupancy	93.1%	94.8%	-1.7%	94.1%	94.7%	-0.6%
Average effective monthly rent, per unit	$1,049	$1,015	3.3%	$1,033	$1,009	2.4%
Reconciliation of same-store net operating income to net income (loss)
Same-store portfolio net operating income	$20,044	$19,296		$78,031	$76,061
Non same-store net operating income	10,224	6,401		36,318	19,720
Property management income	91	140		520	719
Property management expenses	(2,027)	(1,696)		(6,963)	(6,006)
General and administrative expenses	(2,633)	(2,398)		(10,817)	(9,526)
Acquisition and integration expenses	—	(386)		—	(1,342)
Depreciation and amortization expense	(11,631)	(9,912)		(45,221)	(34,201)
Casualty related costs	(46)	—		(46)	—
Interest expense	(9,943)	(7,129)		(36,006)	(28,702)
Other income (expense)	—	94		144	89
Net gains (losses) on sale of assets	10,650	2,952		10,650	18,825
Acquisition related debt extinguishment expenses	—	(843)		—	(3,624)
Gains (losses) on extinguishment of debt	—	—		—	(572)
Net income (loss)	$14,729	$6,519		$26,610	$31,441

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.

NET OPERATING INCOME (NOI) BRIDGE

TRAILING 5 QUARTERS

	For the Three-Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Property revenue
Same store (a)	$32,492	$32,764	$32,481	$32,030	$31,938
Non same store	17,226	15,880	14,253	13,586	10,369
Total property revenue	49,718	48,644	46,734	45,616	42,307
Property expenses
Same store (a)	12,448	13,365	13,016	12,907	12,642
Non same store	7,002	6,427	5,687	5,511	3,968
Total property expenses	19,450	19,792	18,703	18,418	16,610
Net operating income
Same store (a)	20,044	19,399	19,465	19,123	19,296
Non same store	10,224	9,453	8,566	8,075	6,401
Total property net operating income	$30,268	$28,852	$28,031	$27,198	$25,697
Reconciliation of NOI to net income (loss)
Total property net operating income	$30,268	$28,852	$28,031	$27,198	$25,697
Property management and other income	91	135	155	139	140
Property management expenses	(2,027)	(1,661)	(1,592)	(1,683)	(1,696)
General and administrative expenses	(2,633)	(2,578)	(2,872)	(2,734)	(2,398)
Acquisition and integration expenses	—	—	—	—	(386)
Depreciation and amortization expense	(11,631)	(10,783)	(11,583)	(11,224)	(9,912)
Casualty related costs	(46)	—	—	—	—
Interest expense	(9,943)	(9,129)	(8,594)	(8,340)	(7,129)
Other income (expense)	—	—	—	144	94
Net gains (losses) on sale of assets	10,650	—	—	—	2,952
Acquisition related debt extinguishment expenses	—	—	—	—	(843)
Net income (loss)	$14,729	$4,836	$3,545	$3,500	$6,519

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.

CAPITAL RECYCLING ACTIVITY

Dollars in thousands with respect to Contract Price and Price per Unit

Acquisitions

2018 Acquisitions	Market	Units	Acquisition Date	Contract Price	Price per Unit	Average Rent Per Unit
Creekside Corners (a)	Atlanta, GA	444	January 3, 2018	$43,901	$99	$933
Hartshire Lakes (a)	Indianapolis, IN	272	January 3, 2018	27,597	101	917
The Chelsea (a)	Columbus, OH	312	January 4, 2018	36,750	118	1,079
Avalon Oaks (a)	Columbus, OH	235	February 27, 2018	23,000	98	881
Bridgeview Apartments	Tampa-St. Petersburg, FL	348	July 11, 2018	43,000	124	1,029
Collier Park	Columbus, OH	232	July 26, 2018	21,200	91	850
Waterford Landing	Atlanta, GA	260	October 11, 2018	30,500	117	993
Lucerne Apartments	Tampa-St. Petersburg, FL	276	November 7, 2018	47,000	170	1,220
Total - 2018 Acquisitions		2,379		$272,948	$115	$991

Dispositions

2018 Dispositions	Market	Units	Disposition Date	Contract Price	Price per Unit	Average Rent Per Unit
The Aventine Greenville	Greenville, SC	346	December 20, 2018	$52,500	$152	$1,083
Arbors at the Reservoir	Jackson, MS	170	December 27, 2018	24,800	146	1,154
Total - 2018 Dispositions		516		$77,300	$150	$1,106

(a)	Property was acquired with the proceeds from our September 2017 public stock offering.

VALUE ADD SUMMARY

YEAR TO DATE AS OF DECEMBER 31, 2018

							Renovation Costs per Unit (a)
Property	Market	Total Units	Units Complete	Units Leased	Rent Premium (b)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (d)

Phase 1
Jamestown (f)	Louisville, KY	356	146	125	$242	21.9%	$17,453	$3,187	$20,639	16.6%	14.1%
The Village at Auburn	Raleigh-Durham, NC	328	196	155	187	15.7%	13,345	1,192	14,537	16.8%	15.4%
Pointe at Canyon Ridge (f)	Atlanta, GA	494	227	217	176	19.4%	8,115	1,633	9,748	26.1%	21.7%
Haverford	Lexington, KY	160	88	82	73	8.7%	5,241	557	5,798	16.7%	15.1%
Crestmont (f)	Atlanta, GA	228	122	102	138	15.6%	12,028	9,413	21,441	13.8%	7.7%
Total/Weighted Average		1,566	779	681	$173	17.1%	$11,259	$2,853	$14,113	17.4%	14.7%

Phase 2
Oxmoor (f)	Louisville, KY	432	125	86	$191	20.2%	$11,574	$79	$11,653	19.8%	19.7%
Brunswick Point	Myrtle Beach, SC - Wilmington, NC	288	85	79	97	11.0%	6,200	39	6,239	18.8%	18.6%
Schirm Farms	Columbus, OH	264	57	65	73	7.8%	6,521	310	6,831	13.4%	12.8%
Kensington Commons	Columbus, OH	264	20	18	143	14.3%	8,656	75	8,731	19.8%	19.6%
Creekside Corners	Atlanta, GA	441	67	88	125	12.5%	9,152	1,371	10,523	16.4%	14.3%
Stonebridge Crossing (f)	Memphis, TN	500	71	66	102	11.5%	8,065	489	8,553	15.2%	14.3%
Arbors River Oaks (f)	Memphis, TN	191	28	27	240	23.7%	7,343	163	7,507	39.3%	38.4%
King's Landing (e) (f)	St. Louis, MO	152	—	—	—	—	—	—	—		—
Riverchase (e)	Indianapolis, IN	216	—	—	—	—	—	—	—		—
Total/Weighted Average		2,748	453	429	$130	13.7%	$8,393	$440	$8,833	20.4%	17.6%

Grand Total/Weighted Average		4,314	1,232	1,110	$156	15.8%	$10,152	$1,377	$11,529	18.4%	16.2%

(a)

Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities.  Interior costs per unit are based on units leased.  Exterior costs per unit are based on total units at the community. Excludes internal costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

(b)

The rent change per unit per month reflects the difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.

(c)	Calculated using the rent change per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)	Calculated using the rent change per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e)	Renovations are scheduled to commence in Q2 2019.
(f)	Property is included in our same store portfolio.

Property Summary

				Investments in Real Estate
Property Name	Market	Acquisition Date	Year Built / Renovated (a)	Gross Cost	Accumulated Depreciation	Net Book Value	Units (b)	Period End Occupancy (c)		Average Occupancy (d)		Effective Rent (e)

Same Store Properties:
Crestmont	Atlanta, GA	4/29/2011	2010 (f)	20,984	(4,361)	16,623	228	93.9%	(f)	87.5%	(f)	1,018
Runaway Bay	Indianapolis, IN	10/11/2012	2002	16,406	(2,293)	14,113	192	92.2%		93.1%		1,049
Windrush	Oklahoma City, OK	2/28/2014	2011	9,789	(1,135)	8,654	160	93.1%		94.5%		769
Heritage Park	Oklahoma City, OK	2/28/2014	2011	18,576	(2,204)	16,372	453	96.3%		94.0%		657
Raindance	Oklahoma City, OK	2/28/2014	2011	15,299	(1,826)	13,473	504	94.1%		95.3%		570
Augusta	Oklahoma City, OK	2/28/2014	2011	12,179	(1,526)	10,653	197	95.4%		96.0%		737
Invitational	Oklahoma City, OK	2/28/2014	2011	19,938	(2,511)	17,427	344	93.9%		93.3%		679
King's Landing	St. Louis, MO	3/31/2014	2005	33,347	(3,797)	29,550	152	96.1%		95.9%		1,411
Walnut Hill	Memphis, TN	8/28/2014	2001	28,765	(3,234)	25,531	362	93.4%		94.5%		1,032
Lenoxplace	Raleigh - Durham, NC	9/5/2014	2012	24,862	(2,544)	22,318	268	95.5%		95.1%		961
Stonebridge Crossing	Memphis, TN	9/15/2014	1994 (f)	32,102	(3,454)	28,648	500	92.6%	(f)	91.2%	(f)	884
Bennington Pond	Columbus, OH	11/24/2014	2000	18,272	(1,926)	16,346	240	93.8%		94.6%		942
Prospect Park	Louisville, KY	12/8/2014	1990	14,570	(1,262)	13,308	138	91.3%		90.0%		969
Brookside	Louisville, KY	12/8/2014	1987	21,336	(1,907)	19,429	224	95.5%		94.9%		888
Jamestown	Louisville, KY	12/8/2014	1970 (f)	42,314	(3,960)	38,354	356	89.3%	(f)	86.9%	(f)	1,091
Oxmoor	Louisville, KY	12/8/2014	1999-2000 (f)	58,304	(5,370)	52,934	432	78.9%	(f)	81.2%	(f)	1,012
Meadows	Louisville, KY	12/8/2014	1988	38,670	(3,513)	35,157	400	91.0%		90.0%		845
Iron Rock Ranch	Austin, TX	12/30/2014	2001-2002	35,935	(3,295)	32,640	300	92.7%		92.8%		1,270
Bayview Club	Indianapolis, IN	5/1/2015	2004	26,403	(2,388)	24,015	236	92.8%		92.9%		1,017
Arbors River Oaks	Memphis, TN	9/17/2015	2010 (f)	22,625	(1,896)	20,729	191	94.8%	(f)	94.2%	(f)	1,300
Aston	Raleigh - Durham, NC	9/17/2015	2013	38,207	(2,887)	35,320	288	93.1%		95.5%		1,148
Avenues at Craig Ranch	Dallas, TX	9/17/2015	2013	48,120	(3,536)	44,584	334	96.1%		95.9%		1,308
Bridge Pointe	Huntsville, AL	9/17/2015	2002	16,318	(1,293)	15,025	178	96.1%		98.0%		928
Creekstone at RTP	Raleigh - Durham, NC	9/17/2015	2013	38,489	(2,766)	35,723	256	95.7%		96.0%		1,220
Fountains Southend	Charlotte, NC	9/17/2015	2013	42,040	(3,089)	38,951	208	94.2%		92.7%		1,506
Fox Trails	Dallas, TX	9/17/2015	1981	29,096	(2,082)	27,014	286	95.5%		95.7%		1,105
Lakeshore on the Hill	Chattanooga, TN	9/17/2015	2015	11,860	(968)	10,892	123	94.3%		96.0%		1,010
Millenia 700	Orlando, FL	9/17/2015	2012	48,173	(3,552)	44,621	297	98.0%		96.8%		1,439
Miller Creek at German Town	Memphis, TN	9/17/2015	2013	57,168	(4,442)	52,726	330	91.2%		92.2%		1,290
Pointe at Canyon Ridge	Atlanta, GA	9/17/2015	2007 (f)	53,409	(3,883)	49,526	494	92.1%	(f)	92.1%	(f)	1,087
St James at Goose Creek	Charleston, SC	9/17/2015	2009	32,084	(2,450)	29,634	244	92.6%		93.2%		1,159
Talison Row at Daniel Island	Charleston, SC	9/17/2015	2013	47,330	(3,500)	43,830	274	90.5%		91.7%		1,401
Trails at Signal Mountain	Chattanooga, TN	9/17/2015	2015	14,810	(1,215)	13,595	172	92.4%		92.3%		943
Vue at Knoll Trail	Dallas, TX	9/17/2015	2015	9,436	(570)	8,866	114	97.4%		98.4%		949
Waterstone at Brier Creek	Raleigh - Durham, NC	9/17/2015	2014	39,171	(2,899)	36,272	232	95.7%		96.1%		1,287
Waterstone Big Creek	Atlanta, GA	9/17/2015	2014	69,896	(5,114)	64,782	370	93.8%		94.7%		1,447
Westmont Commons	Asheville, NC	9/17/2015	2003, 2008	28,506	(2,207)	26,299	252	96.4%		97.3%		1,106
TOTAL Same Store				$1,134,789	$(100,855)	$1,033,934	10,329	93.2%		93.1%		$1,049

Non-Same Store Properties:
Reserve at Eagle Ridge (h)	Chicago, IL	1/31/2014	2008	29,889	(2,862)	27,027	370	93.2%		91.9%		1,065
Carrington Park (h)	Little Rock, AR	5/7/2014	1999	23,064	(2,445)	20,619	202	98.0%		95.1%		1,039
Stonebridge at the Ranch (h)	Little Rock, AR	12/16/2014	2005	32,264	(2,625)	29,639	260	94.6%		93.6%		921
Lakes of Northdale	Tampa-St. Petersburg, FL	2/27/2017	2016	30,149	(1,270)	28,879	216	94.4%		95.3%		1,238
Haverford Place	Louisville, KY	5/24/2017	2001 (f)	15,037	(539)	14,498	160	88.8%	(f)	89.9%	(f)	946
The Village at Auburn	Raleigh - Durham, NC	6/30/2017	2002 (f)	47,158	(1,759)	45,399	328	76.5%	(f)	74.1%	(f)	1,152
Cherry Grove	Myrtle Beach, SC - Wilmington, NC	9/26/2017	2001	16,630	(553)	16,077	172	87.8%		92.3%		1,075
Kensington Commons	Columbus, OH	9/26/2017	2004 (f)	24,836	(700)	24,136	264	93.6%	(f)	93.1%	(f)	954
Schirm Farms	Columbus, OH	9/26/2017	2002 (f)	24,421	(660)	23,761	264	80.7%	(f)	79.7%	(f)	907
Riverchase	Indianapolis, IN	9/26/2017	2000	19,103	(563)	18,540	216	93.5%		92.8%		858
Live Oak Trace	Baton Rouge, LA	10/25/2017	2002	28,610	(813)	27,797	264	74.6%	(g)	75.4%	(g)	952
Tides at Calabash	Myrtle Beach, SC - Wilmington, NC	11/14/2017	2010	14,359	(352)	14,007	168	91.7%		94.5%		913
Brunswick Point	Myrtle Beach, SC - Wilmington, NC	12/12/2017	2005 (f)	31,159	(749)	30,410	288	96.5%	(f)	96.4%	(f)	930
Creekside Corners	Atlanta, GA	1/3/2018	2001 (f)	45,727	(965)	44,762	444	92.3%	(f)	90.2%	(f)	1,015
Hartshire Lakes	Indianapolis, IN	1/3/2018	2008	27,584	(575)	27,009	272	91.2%		94.5%		985
The Chelsea	Columbus, OH	1/4/2018	2013	36,603	(779)	35,824	312	92.3%		91.2%		1,116
Avalon Oaks	Columbus, OH	2/27/2018	1999	23,343	(397)	22,946	235	93.2%		92.7%		946
Bridgeview	Tampa-St. Petersburg, FL	7/11/2018	1986	42,754	(335)	42,419	348	94.0%		91.9%		1,020
Collier Park	Columbus, OH	7/26/2018	2000	21,110	(197)	20,913	232	97.0%		96.9%		876
Waterford Landing	Atlanta, GA	10/11/2018	1999	30,392	(114)	30,278	260	96.9%		97.8%		981
Lucerne	Tampa-St. Petersburg, FL	11/7/2018	2002	46,659	(95)	46,564	276	96.4%		94.6%		1,145
TOTAL Non-Same Store				$610,851	$(19,347)	$591,504	5,551	91.2%		90.8%		$1,007
TOTAL				$1,745,640	$(120,202)	$1,625,438	15,880	92.5%		92.3%		$1,035

(a)	All dates for the later of (i) the year in which construction was completed or (ii) the year in which a significant renovation program was completed.
(b)	Units represent the total number of apartment units available for rent at December 31, 2018.
(c)	Physical occupancy for each of our properties is calculated as (i) total units rented as of December 31, 2018 divided by (ii) total units available as of December 31, 2018, expressed as a percentage.
(d)	Average occupancy represents the daily average occupied units for the three-month period ended December 31, 2018.
(e)	Average monthly effective rent, per unit, represents the average monthly rent for all occupied units for the three-month period ended December 31, 2018.
(f)	Properties are undergoing renovation.
(g)	Property was recently renovated and impacted units are in the process of being leased up.
(h)	Properties are classified as held for sale.

NOI EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended December 31, 2018
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	Net Operating Income (c)	% of NOI
Atlanta, GA	5	1,796	$220,408	93.4%	$1,119	$3,799	13.0%
Raleigh - Durham, NC	5	1,372	187,887	90.5%	1,149	2,899	9.9%
Memphis, TN	4	1,383	140,660	92.8%	1,077	2,742	9.4%
Louisville, KY	6	1,710	190,231	88.0%	963	2,725	9.3%
Columbus, OH	6	1,547	148,585	91.6%	964	2,511	8.6%
Oklahoma City, OK	5	1,658	75,781	94.7%	655	1,970	6.7%
Indianapolis, IN	4	916	89,496	92.4%	977	1,552	5.3%
Dallas, TX	3	734	86,652	95.8%	1,173	1,501	5.1%
Tampa-St. Petersburg, FL	3	840	119,562	94.9%	1,117	1,412	4.8%
Myrtle Beach, SC - Wilmington, NC	3	628	62,148	92.8%	965	1,176	4.0%
Charleston, SC	2	518	79,414	91.5%	1,287	1,144	3.9%
Orlando, FL	1	297	48,173	98.0%	1,439	847	2.9%
Little Rock, AR (a)	2	462	55,328	96.1%	972	814	2.8%
Chicago, IL (b)	1	370	29,889	93.2%	1,065	667	2.3%
Charlotte, NC	1	208	42,040	94.2%	1,506	648	2.2%
Asheville, NC	1	252	28,506	96.4%	1,106	610	2.1%
Austin, TX	1	300	35,935	92.7%	1,270	605	2.1%
Chattanooga, TN	2	295	26,670	93.2%	971	487	1.7%
St. Louis, MO	1	152	33,347	96.1%	1,411	469	1.6%
Baton Rouge, LA	1	264	28,610	74.6%	952	364	1.2%
Huntsville, AL	1	178	16,318	96.1%	928	357	1.2%
Total/Weighted Average	58	15,880	$1,745,640	92.5%	$1,035	$29,299	100.0%

(a)	Market includes two properties which have been classified as held for sale as of December 31, 2018.
(b)	Market includes one property which has been classified as held for sale as of December 31, 2018.
(c)	Excludes $969 of net operating income from properties sold in the three months ended December 31, 2018.

DEBT SUMMARY AS OF DECEMBER 31, 2018

Dollars in thousands

	Amount	Rate	Type	Weighted Average Maturity (in years)
Debt:
Credit facility (a)	$155,743	3.9%	Floating	2.7
Term loans (b)	250,000	4.0%	Floating	5.4
Mortgages	585,672	3.8%	Fixed	5.1
Unamortized debt premiums	(5,927)
Total Debt	985,488	3.9%		4.8
Market Equity Capitalization, at period end	826,802
Total Capitalization	$1,812,289

(a)

Credit facility total capacity is $300,000, of which $155,743 was drawn as of December 31, 2018, comprised of a $50,000 term loan and a revolving commitment of up to $250,000. The maturity date on the term loan is May 1, 2022, and the maturity date on borrowings outstanding under the revolving commitment is May 1, 2021.

(b)	Comprised of a $150,000 term loan with a maturity date of January 17, 2024 and a $100,000 term loan with a maturity date of November 20, 2024.

(a)

As of December 31, 2018, IRT maintained a float-to-fixed interest swap with a $150,000 notional amount. This swap, which expires on June 17, 2021 and has a fixed rate of 1.1325%, has converted $150,000 of our floating rate debt to fixed rate debt. We also maintain: (1) An interest rate collar with a $100,000 notional amount., which expires on November 20, 2024 has a floor of 1.25% and a cap of 2.00%. and (2) An interest rate collar with a $150,000 notional amount, which expires on January 17, 2024, has a floor of 2.25% and a cap of 2.50%. These collars have converted $250,000 of our floating rate debt to fixed rate debt when LIBOR is above the cap rate or below the floor rate.

Encumbered & Unencumbered Statistics	Total Units	% of Total	Gross Assets	% of Total	Q4 2018 NOI	% of Total
Unencumbered assets	7,733	48.7%	$799,415	44.4%	$12,970	42.9%
Encumbered assets	8,147	51.3%	999,321	55.6%	17,298	57.1%
	15,880	100.0%	$1,798,736	100.0%	$30,268	100.0%

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average of the daily physical occupancy for the period presented.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as acquisition and integration expenses, asset sales, debt extinguishments and acquisition related debt extinguishment expenses. EBITDA and Adjusted EBITDA are each non-GAAP measures.  We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and Core FFO, or CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While IRT’s calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITS.

IRT computes CFFO by adjusting FFO to remove the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not added back in the computation of  FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-cash or non-operating gains or losses related to items such as debt extinguishment costs we incur when IRT sells a property subject to secured debt, asset sales, debt extinguishments, and acquisition related debt extinguishment expenses. NAREIT does not provide guidelines for computing CFFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believe they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO may provide IRT and IRT’s investors with an additional useful measure to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of IRT’s cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of IRT’s operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing our Adjusted EBITDA by our interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

			As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Total debt	$985,488	$963,238	$911,772	$903,286	$778,442
Less: cash and cash equivalents	(9,316)	(7,645)	(10,896)	(10,399)	(9,985)
Total net debt	$976,172	$955,593	$900,876	$892,887	$768,457

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited because IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, acquisition expenses, property management expenses, casualty related costs, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

			As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Total assets	$1,659,336	$1,648,108	$1,583,117	$1,577,879	$1,450,624
Plus: Accumulated Depreciation (a)	120,202	114,660	104,496	94,001	84,097
Plus: Accumulated Amortization	19,198	19,418	18,852	17,809	16,517
Total gross assets	$1,798,736	$1,782,186	$1,706,465	$1,689,689	$1,551,238
(a)	Includes previously recognized depreciation on properties that are classified as held-for-sale.